As filed with the Securities and Exchange Commission on December 6, 2002

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

WACHOVIA PREFERRED FUNDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	56-1986430
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1620 East Roseville Parkway
Roseville, California 95661
(Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-99847

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series A Preferred Securities, Liquidation Preference $25.00 Per Security	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: N/A

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

A description of the Series A Preferred Securities, liquidation preference $25.00 per security (the “Series A Preferred Securities”), of Wachovia Preferred Funding Corp., a Delaware corporation (the “Registrant”), will be contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form S-11 (File No. 333-99847) (the “Registration Statement”) relating to the Series A Preferred Securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 424(b), the “Prospectus”). The description of the Series A Preferred Securities contained in the Prospectus is hereby incorporated by reference into this Form 8-A. Copies of such description will be filed with the New York Stock Exchange, Inc.

Item 2.    Exhibits.

Exhibit No.	Description

(1)	Certificate of Incorporation and Certificates of Designations of the Registrant (incorporated herein by reference to Exhibits 3(a) and 3(b) of the Registration Statement).

(2)	By-laws of the Registrant (incorporated herein by reference to Exhibit 3(c) of the Registration Statement).

(3)	Specimen of Certificate for the Series A Preferred Securities (incorporated herein by reference to Exhibit 4 of the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WACHOVIA PREFERRED FUNDING CORP.

By:	/s/ ROSS E. JEFFRIES
Name: Ross E. Jeffries, Jr. Title: Senior Vice President and Assistant General Counsel

Date:    December 6, 2002